Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2017 Results

Overview

>	Total Revenues of $499.3 million for full year 2017, flat year-over-year
–	Advisory Revenues of $386.3 million, up from $377.6 million in the prior year
–	Placement Revenues of $102.8 million, down from $115.0 million in the prior year
>	Total Revenues of $190.6 million for fourth quarter 2017, up 10% year-over-year
>	Strong balance sheet at year-end with $182.7 million of cash, cash equivalents and short-term investments; no funded debt
>	Repurchased 1.3 million Partnership Units and shares during 2017 through quarterly Partnership Unit exchanges and share buybacks
>	Intend to repurchase nearly 534,000 Partnership Units for cash in February 2018

New York, February 7, 2018: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the year ended December 31, 2017 of $499.3 million compared with $499.4 million for 2016. GAAP Pretax Income and Adjusted Pretax Income were $10.1 million and $86.8 million, respectively, for the year ended December 31, 2017 compared with $14.5 million and $93.3 million, respectively, for 2016.

Total Revenues for the three months ended December 31, 2017 were $190.6 million compared with $173.5 million for 2016. GAAP Pretax Income and Adjusted Pretax Income were $25.7 million and $43.8 million, respectively, for the three months ended December 31, 2017 compared with $24.0 million and $42.9 million, respectively, for 2016.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We are pleased to report very strong fourth quarter results. While this quarter provides a glimpse into the earnings power of our firm, we have and will continue to view our progress through a multi-year lens. Since we began this journey in October 2015, we have made steady and consistent progress by benefiting from the power of integrating and leveraging our highly complementary capabilities in a collaborative partnership environment. We continue to invest in our company by attracting best-in-class talent to our platform. The progress we have made in a short period of time gives me great confidence in our future growth prospects.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change
	(Dollars in Millions)
Revenues
Advisory	$153.1	$136.3	12%	$386.3	$377.6	2%
Placement	33.9	36.0	(6%)	102.8	115.0	(11%)
Interest Income & Other	3.6	1.2	195%	10.2	6.9	49%
Total Revenues	$190.6	$173.5	10%	$499.3	$499.4	(0%)

Year Ended December 31, 2017 vs. 2016

For the year ended December 31, 2017, Total Revenues were $499.3 million, roughly flat compared with $499.4 million for the year ended December 31, 2016.

Advisory Revenues were up slightly year-over-year with $386.3 million for the year ended December 31, 2017 compared with $377.6 million for the year ended December 31, 2016.

Placement Revenues were $102.8 million for the year ended December 31, 2017 compared with $115.0 million for the year ended December 31, 2016, a decrease of 11%. The decrease was primarily due to lower corporate private placement revenues.

Three Months Ended December 31, 2017 vs. 2016

For the three months ended December 31, 2017, Total Revenues were $190.6 million compared with $173.5 million for the three months ended December 31, 2016, an increase of 10%.

Advisory Revenues were $153.1 million for the three months ended December 31, 2017 compared with $136.3 million for the three months ended December 31, 2016, an increase of 12%. The increase in Advisory Revenues was driven by higher average fees earned during the quarter, primarily as a result of several large revenue events during the fourth quarter of 2017.

Placement Revenues were $33.9 million for the three months ended December 31, 2017 compared with $36.0 million for the three months ended December 31, 2016, a decrease of 6%. The decrease was primarily due to lower corporate private placement revenues.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017		2016
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$391.5	$320.2	$381.0	$315.2
% of Revenues	78.4%	64.1%	76.3%	63.1%
Non-Compensation	$97.7	$92.3	$103.9	$91.0
% of Revenues	19.6%	18.5%	20.8%	18.2%
Total Expenses	$489.2	$412.5	$484.9	$406.1
% of Revenues	98.0%	82.6%	97.1%	81.3%
Pretax Income	$10.1	$86.8	$14.5	$93.3
% of Revenues	2.0%	17.4%	2.9%	18.7%

	Three Months Ended December 31,
	2017		2016
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$140.3	$122.6	$125.0	$107.5
% of Revenues	73.6%	64.3%	72.1%	62.0%
Non-Compensation	$24.6	$24.1	$24.5	$23.1
% of Revenues	12.9%	12.7%	14.1%	13.3%
Total Expenses	$164.9	$146.7	$149.5	$130.6
% of Revenues	86.5%	77.0%	86.2%	75.3%
Pretax Income	$25.7	$43.8	$24.0	$42.9
% of Revenues	13.5%	23.0%	13.8%	24.7%

Compensation and Benefits Expense

Year Ended December 31, 2017 vs. 2016

GAAP Compensation and Benefits Expense was $391.5 million for the year ended December 31, 2017 compared with $381.0 million for the year ended December 31, 2016. Adjusted Compensation and Benefits Expense was $320.2 million for the year ended December 31, 2017 compared with $315.2 million for the year ended December 31, 2016. The increase in Compensation and Benefits Expense was primarily due to increased headcount.

Three Months Ended December 31, 2017 vs. 2016

GAAP Compensation and Benefits Expense was $140.3 million for the three months ended December 31, 2017 compared with $125.0 million for the three months ended December 31, 2016. Adjusted Compensation and Benefits Expense was $122.6 million for the three months ended December 31, 2017 compared with $107.5 million for the three months ended December 31, 2016. The increase in Compensation and Benefits Expense was primarily due to higher revenues and increased headcount.

Non-Compensation Expense

Year Ended December 31, 2017 vs. 2016

GAAP Non-Compensation Expense was $97.7 million for the year ended December 31, 2017 compared with $103.9 million for the year ended December 31, 2016. Adjusted Non-Compensation Expense was $92.3 million for the year ended December 31, 2017 compared with $91.0 million for the year ended December 31, 2016.

GAAP Non-Compensation Expense decreased during the year ended December 31, 2017 compared with the year ended December 31, 2016, primarily driven by decreases in Other Expenses and Depreciation and Amortization, and partially offset by increases in Travel and Related and Communications and Information Services. The decrease in Depreciation and Amortization is related to certain intangible assets identified in connection with the spin-off that were fully amortized in the prior year. Other Expenses were lower during the year ended December 31, 2017 primarily due to the absence of a non-recurring charge recorded during 2016 and lower bad debt expense.

Adjusted Non-Compensation Expense increased slightly between the years ended December 31, 2016 and 2017, primarily due to increases in Travel and Related and Communications and Information Services being partially offset by a decrease in Other Expenses.

Three Months Ended December 31, 2017 vs. 2016

GAAP Non-Compensation Expense was $24.6 million for the three months ended December 31, 2017 compared with $24.5 million for the three months ended December 31, 2016. Adjusted Non-Compensation Expense was $24.1 million for the three months ended December 31, 2017 compared with $23.1 million for the three months ended December 31, 2016.

GAAP Non-Compensation Expense was roughly flat during the three months ended December 31, 2017 compared with the three months ended December 31, 2016. Decreases in Other Expenses and Professional Fees were partially offset by increases in Travel and Related and Occupancy and Related. The decrease in Other Expenses is primarily related to a reduced payable to The Blackstone Group L.P. (“Blackstone”) derived from a decrease in the net realized cash benefit from certain compensation-related tax deductions and lower bad debt expense.

Adjusted Non-Compensation Expense increased slightly during the three months ended December 31, 2017 compared with the three months ended December 31, 2016, primarily due to increases in Travel and Related and Occupancy and Related being partially offset by decreases in Other Expenses and Professional Fees.

Provision for Taxes

As of December 31, 2017, PJT Partners Inc. owned 56.0% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The Tax Cuts and Jobs Act (“Tax Legislation”) was signed into law on December 22, 2017 and lowers the U.S. corporate income tax rate to 21% as of January 1, 2018. The estimated impact of Tax Legislation was an increase in income tax expense of $24.7 million due to the effects of the remeasurement of U.S. deferred tax assets at a lower enacted corporate tax rate. Additionally, the Company recorded an adjustment related to the Amount Due Pursuant to Tax Receivable Agreement in the amount of $1.6 million in Interest Income and Other. The impact of Tax Legislation may differ from the estimated amounts recorded, possibly materially, due to, among other things, further refinement of the Company’s calculations, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of Tax Legislation.

The effective tax rate for Adjusted Net Income, If-Converted for the year ended December 31, 2017 was 32.3%, which excludes the tax benefits of the adjustments for transaction-related equity-based compensation expense, amortization expense, spin-off-related payables due to Blackstone as well as the impact of the deferred tax asset remeasurement related to the enactment of the Tax Legislation and return to provision adjustments. The decrease in tax rate from the year ended December 31, 2016 is due primarily to an increased tax benefit related to the deliveries of vested shares during 2017 at values in excess of their amortized cost.

Capital Management and Balance Sheet

As of December 31, 2017, the Company held cash, cash equivalents and short-term investments of $182.7 million and there was no funded debt.

Partnership Units may be presented to the Company for exchange on a quarterly basis and repurchased for cash, or at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. During the fourth quarter of 2017, the Company repurchased 155,335 Partnership Units for cash at a price of $39.58 per Partnership Unit. An additional 533,799 Partnership Units have been presented to be exchanged, which the Company intends to repurchase for cash on February 14, 2018 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on February 9, 2018.

Share Repurchase Program

On October 26, 2017, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million. Under this repurchase program, shares of the Company’s Class A common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

During the three months ended December 31, 2017, the Company repurchased 60,333 shares of Class A common stock at an average price of $38.12, or $2.3 million in aggregate, pursuant to this share repurchase program. As of December 31, 2017, the available amount remaining for repurchases under this program was $97.7 million.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on March 21, 2018 to Class A common stockholders of record on March 7, 2018.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 7, 2018 at 8:30 a.m. ET to discuss its full year and fourth quarter 2017 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 419-5570 (U.S. domestic) or +1 (617) 896-9871 (international), passcode 219 507 95#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 453 452 51#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Advisory	$153,118	$136,250	$386,263	$377,610
Placement	33,873	36,038	102,785	114,968
Interest Income and Other	3,562	1,208	10,234	6,852
Total Revenues	190,553	173,496	499,282	499,430
Expenses
Compensation and Benefits	140,256	125,024	391,514	381,000
Occupancy and Related	7,278	6,294	26,889	25,815
Travel and Related	4,292	2,725	13,617	11,480
Professional Fees	3,910	4,755	19,276	18,925
Communications and Information Services	2,947	2,205	10,770	8,875
Depreciation and Amortization	1,991	2,096	8,143	14,026
Other Expenses	4,216	6,415	19,019	24,809
Total Expenses	164,890	149,514	489,228	484,930
Income Before Provision for Taxes	25,663	23,982	10,054	14,500
Provision for Taxes	54,027	5,253	38,380	9,392
Net Income (Loss)	(28,364)	18,729	(28,326)	5,108
Net Income Attributable to Non-Controlling Interests	9,081	11,984	4,228	8,142
Net Income (Loss) Attributable to PJT Partners Inc.	$(37,445)	$6,745	$(32,554)	$(3,034)
Net Income (Loss) Per Share of Class A Common Stock — Basic and Diluted	$(1.98)	$0.35	$(1.73)	$(0.17)
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,899,800	18,324,043	18,858,010	18,292,717

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Net Income (Loss)	$(28,364)	$18,729	$(28,326)	$5,108
Less: GAAP Provision for Taxes	54,027	5,253	38,380	9,392
GAAP Pretax Income	25,663	23,982	10,054	14,500

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	17,681	17,540	71,343	65,849
Amortization of Intangible Assets(2)	584	666	2,418	8,870
Spin-Off-Related Payable Due to Blackstone(3)	(79)	740	2,995	4,096
Adjusted Pretax Income	43,849	42,928	86,810	93,315
Adjusted Taxes(4)	38,446	7,881	45,476	19,258
Adjusted Net Income	5,403	35,047	41,334	74,057

If-Converted Adjustments
Less: Adjusted Taxes(4)	(38,446)	(7,881)	(45,476)	(19,258)
Add: If-Converted Taxes(5)	13,592	16,301	28,073	35,777
Adjusted Net Income, If-Converted	$30,257	$26,627	$58,737	$57,538

GAAP Net Income (Loss) Per Share of Class A Common Stock — Basic and Diluted	$(1.98)	$0.35	$(1.73)	$(0.17)
GAAP Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,899,800	18,324,043	18,858,010	18,292,717

Adjusted Net Income, If-Converted Per Share	$0.79	$0.70	$1.54	$1.55
Weighted-Average Shares Outstanding, If-Converted	38,227,666	37,783,502	38,048,652	37,182,657

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Compensation and Benefits Expense	$140,256	$125,024	$391,514	$381,000
Transaction-Related Compensation Expense(1)	(17,681)	(17,540)	(71,343)	(65,849)
Adjusted Compensation and Benefits Expense	$122,575	$107,484	$320,171	$315,151

Non-Compensation Expenses
Occupancy and Related	$7,278	$6,294	$26,889	$25,815
Travel and Related	4,292	2,725	13,617	11,480
Professional Fees	3,910	4,755	19,276	18,925
Communications and Information Services	2,947	2,205	10,770	8,875
Depreciation and Amortization	1,991	2,096	8,143	14,026
Other Expenses	4,216	6,415	19,019	24,809
GAAP Non-Compensation Expense	24,634	24,490	97,714	103,930
Amortization of Intangible Assets(2)	(584)	(666)	(2,418)	(8,870)
Spin-Off-Related Payable Due to Blackstone(3)	79	(740)	(2,995)	(4,096)
Adjusted Non-Compensation Expense	$24,129	$23,084	$92,301	$90,964

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2017 and 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	18,564,981	18,003,272	18,477,827	17,981,017
Vested, Undelivered RSUs	334,819	320,771	380,183	311,700
Basic and Diluted Shares Outstanding, GAAP	18,899,800	18,324,043	18,858,010	18,292,717

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	18,564,981	18,003,272	18,477,827	17,981,017
Vested, Undelivered RSUs	334,819	320,771	380,183	311,700
Conversion of Unvested Common RSUs(6)	4,338,171	2,877,482	3,767,622	2,087,696
Conversion of Participating RSUs	361,726	683,801	450,718	733,287
Conversion of Partnership Units(7)	14,627,969	15,898,176	14,972,302	16,068,957
If-Converted Shares Outstanding	38,227,666	37,783,502	38,048,652	37,182,657

			As of December 31,
			2017	2016
Fully-Diluted Shares Outstanding(7)(8)			39,705,207	39,509,337

As of December 31, 2017, there were 6.3 million unvested partnership units subject to both market and service conditions not included above. During the preceding 30 trading days, the Company’s stock price exceeded the initial share price threshold ($48); however, the market condition has not yet been satisfied. If the market condition is satisfied, an additional 1.25 million shares will be included in the Company’s share count.

Additionally, the Company intends to repurchase approximately 534,000 Partnership Units for cash as part of the February 2018 exchange and may continue to repurchase shares in the open market pursuant to its share repurchase program.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related equity-based compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO and amounts for the amortization of intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects, permanent differences, as well as the impact of the deferred tax asset remeasurement related to the enactment of the Tax Legislation and return to provision adjustments.

(6)	Represents number of dilutive shares calculated under the treasury method for the unvested, non-participating RSUs that have a remaining service requirement.
(7)

Excludes 6.3 million unvested Partnership Units as of December 31, 2017 that have yet to satisfy certain market conditions. The first share price threshold target with respect to the Earn-Out units will be deemed satisfied if the volume-weighted average price of a share of the Company’s Class A common stock reaches $48 over any 30 consecutive trading-day period ending prior to October 1, 2021.

(8)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.